EXHIBIT 99.1

Accuray Appoints Healthcare Veteran James M. Hindman to Board of Directors

SUNNYVALE, Calif., September 12, 2019 – Accuray Incorporated (NASDAQ: ARAY) strengthened its Board of Directors with the appointment of James (Jim) M. Hindman, effective as of September 6, 2019, and expanding the company’s Board to nine members. Mr. Hindman, an experienced healthcare executive with a 30-year tenure at Allergan, Inc., is an accomplished financial executive with expertise in maximizing shareholder value. He brings significant experience in improving corporate profitability and cash flow. Mr. Hindman will serve on the Board’s Audit Committee.

Most recently, Mr. Hindman served as executive vice president, finance and business development, and chief financial officer, at Allergan. Through his guidance, Allergan achieved its most robust financial performance in its 64-year history. Mr. Hindman’s previous leadership positions at Allergan include senior vice president, treasurer, risk and investor relations, and senior vice president, finance and controller. He currently serves on the Boards of publicly-traded Sienna Biopharmaceuticals and Millendo Therapeutics.

“Jim’s appointment to the Board supports Accuray’s continued focus on achieving sustained financial growth,” said Joshua H. Levine, President and Chief Executive Officer of Accuray. “We have confidence we are well-positioned from a product portfolio perspective to meet the needs of the radiation therapy market. When combined with the establishment of our China joint venture, we believe these two dynamics represent a real inflection point for the company. Jim’s proven track record, financial acumen and business expertise will be invaluable during this pivotal point in Accuray’s business.”

“I am pleased to join the Accuray Board during such an exciting time for the company,” said Mr. Hindman. “The recent establishment of the China joint venture improves the company’s long-term business prospects in China and demonstrates its commitment to sustainable growth and expanding access to its precise radiation therapy systems. I look forward to working with Josh, the other Directors and senior executive team to achieve our long-term business objectives.”

About Accuray

Accuray Incorporated (Nasdaq: ARAY) develops, manufactures and sells radiotherapy systems that are intended to make cancer treatments shorter, safer, personalized and more effective, ultimately enabling patients to live longer, better lives. Our radiation treatment delivery systems in combination with fully-integrated software solutions set the industry standard for precision and cover the full range of radiation therapy and radiosurgery procedures. For more information, please visit www.accuray.com or follow us on Facebook, LinkedIn, Twitter and YouTube.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to expectations regarding the company’s growth, the impact of the China joint venture on the company’s business prospects, ability to increase shareholder value, and ability to meet the needs of the radiation therapy market. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, the company’s ability to achieve widespread market acceptance of its products, the ability of customers in China to obtain Class or B user licenses to purchase radiotherapy systems, the company’s ability to achieve profitability by maintaining or increasing gross margins on its products sales and services, the company’s ability to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands and

EXHIBIT 99.1

such other risks identified under the heading “Risk Factors” in the company’s annual report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 23, 2019, and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Investor Contact:

Michael Polyviou

Investor Relations, EVC Group

+1 (732) 933-2755

mpolyviou@evcgroup.com

Media Contact:

Beth Kaplan

Accuray

+1 (408) 789-4426

bkaplan@accuray.com